Exhibit 99.1

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED

AUGUST 31, 2025 AND 2024

(Expressed in thousands of Canadian Dollars unless otherwise stated)

GoldMining Inc.

Condensed Consolidated Interim Statements of Financial Position

As at August 31, 2025 and November 30, 2024

(Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

		As at August 31,	As at November 30,
	Notes	2025	2024
		($)	($)
Assets
Current assets
Cash and cash equivalents	3	6,462	11,880
Restricted cash	3	59	122
Prepaid expenses and deposits		1,362	893
Short-term investments	4	661	18
Other assets		371	403
		8,915	13,316
Non-current assets
Reclamation deposits		494	494
Exploration and evaluation assets	5	56,713	56,547
Land, property and equipment	6	2,991	3,300
Investment in associate	7	-	7,230
Investment in joint venture		608	1,168
Long-term investments	8	112,901	38,906
		182,622	120,961

Liabilities
Current liabilities
Accounts payable and accrued liabilities		1,445	1,602
Due to joint venture		28	26
Due to related parties	12	21	274
Flow-through share premium liability	9	52	-
Lease liabilities		97	88
Income taxes payable		1,063	1,992
Withholding taxes payable		248	253
		2,954	4,235
Non-current liabilities
Lease liabilities		225	299
Rehabilitation provisions		1,078	1,020
Deferred tax liability		216	246
		4,473	5,800

Equity
Issued capital	9	196,570	190,785
Reserves	9	14,871	14,050
Share issuance obligation		364	91
Accumulated deficit		(7,731)	(4,436)
Accumulated other comprehensive loss		(27,159)	(86,731)
Total equity attributable to shareholders of the Company		176,915	113,759
Non-controlling interests	10	1,234	1,402
		178,149	115,161
		182,622	120,961

Commitments (Note 14)

Subsequent events (Note 15)

Approved and authorized for issue by the Board of Directors on October 10, 2025.

/s/ "David Kong"	/s/ "Pat Obara"
David Kong Director	Pat Obara Chief Financial Officer

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

GoldMining Inc.

Condensed Consolidated Interim Statements of Comprehensive Income (Loss)

For the three and nine months ended August 31, 2025 and 2024

(Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

		For the three months		For the nine months
		ended August 31,		ended August 31,
	Notes	2025	2024	2025	2024
		($)	($)	($)	($)
Operating expenses (income)
Consulting fees		187	49	370	326
Depreciation	6	85	84	260	246
Directors' fees, employee salaries and benefits	12	617	538	1,794	1,591
Exploration expenses	5	3,764	5,146	5,334	7,078
General and administrative		1,549	1,416	5,323	6,020
Professional fees		339	507	1,833	1,473
Share-based compensation	9,10	371	289	2,189	2,233
Share of loss in associate	7	641	95	346	498
Share of loss on investment in joint venture		45	1	51	69
Recovery on the receipt of mineral property option payments	5	-	-	-	(3,200)
		7,598	8,125	17,500	16,334
Operating loss		(7,598)	(8,125)	(17,500)	(16,334)

Other items
Interest income		35	158	174	596
Flow-through recovery		49	-	49	-
Other expenses		(9)	(61)	(24)	(30)
Gain on share sales of investment in associate		108	-	149	-
Gain on remeasurement of investment in NevGold	7	337	-	337	-
Financing costs		(37)	(9)	(79)	(27)
Net foreign exchange gain (loss)		25	(46)	79	(35)
Net loss for the period before taxes		(7,090)	(8,083)	(16,815)	(15,830)
Current income tax expense		(107)	(48)	(25)	(1,829)
Deferred income tax recovery (expense)		7,094	(1,349)	9,230	(292)
Net loss for the period		(103)	(9,480)	(7,610)	(17,951)

Attributable to:
Shareholders of the Company		372	(8,580)	(6,542)	(16,636)
Non-controlling interests		(475)	(900)	(1,068)	(1,315)
Net loss for the period		(103)	(9,480)	(7,610)	(17,951)

Other comprehensive income (loss)
Items that will not be subsequently reclassified to net income or loss:
Unrealized gain (loss) on short-term investments	4	25	(5)	36	9
Unrealized gain (loss) on long-term investments	8	53,062	(9,774)	68,888	(7,183)
Deferred tax recovery (expense) on long-term investments	8	(7,068)	1,324	(9,204)	971
Items that may be reclassified subsequently to net income or loss:
Foreign currency adjustment reclassified to net income		(134)	-	(134)	-
Foreign currency translation adjustments		549	(1,469)	(89)	(1,997)
Total comprehensive income (loss) for the period		46,331	(19,404)	51,887	(26,151)

Attributable to:
Shareholders of the Company		46,810	(18,484)	52,977	(24,829)
Non-controlling interests	10	(479)	(920)	(1,090)	(1,322)
Total comprehensive income (loss) for the period		46,331	(19,404)	51,887	(26,151)

Net loss per share, basic and diluted		0.00	(0.05)	(0.03)	(0.09)

Weighted average number of shares outstanding, basic and diluted		199,261,103	188,992,160	196,848,393	186,229,857

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

GoldMining Inc.

Condensed Consolidated Interim Statements of Changes in Equity

For the nine months ended August 31, 2025 and 2024

(Unaudited, expressed in thousands of Canadian dollars, except share and per share amounts)

	Notes	Number of Shares	Issued Capital	Reserves	Share Issuance Obligation	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Attributable to Shareholders of the Company	Non- Controlling Interests	Total
			($)	($)	($)	($)	($)	($)	($)	($)
Balance at November 30, 2023		183,258,060	176,584	13,493	-	20,176	(81,010)	129,243	3,170	132,413
Options exercised	9	229,588	835	(806)	-	-	-	29	-	29
Restricted share rights vested	9	293,679	361	(361)	-	-	-	-	-	-
At-the-Market offering:
Common shares issued for cash	9	7,162,918	8,330	-	-	-	-	8,330	-	8,330
Agents' fees and issuance costs		-	(208)	-	-	-	-	(208)	-	(208)
Share-based compensation	9,10	-	-	1,996		195	-	2,191	42	2,233
Deferred tax benefits of share issuance costs		-	7	-	-	-	-	7	-	7
Other comprehensive loss		-	-	-	-	-	(8,193)	(8,193)	(7)	(8,200)
Net loss for the period		-	-	-	-	(16,636)	-	(16,636)	(1,315)	(17,951)
Balance at August 31, 2024		190,944,245	185,909	14,322	-	3,735	(89,203)	114,763	1,890	116,653
Options exercised	9	41,601	166	(161)	-	-	-	5	-	5
Restricted share rights vested	9	44,609	53	(144)	91	-	-	-	-	-
US GoldMining
Restricted share rights vested		-	-	-	-	(43)	-	(43)	43	-
Warrants exercised		-	-	-	-	5	-	5	1	6
At-the-Market offering:
Common shares issued for cash		-	-	-	-	511	-	511	145	656
Agents' fees and issuance costs		-	-	-	-	(15)	-	(15)	(4)	(19)
At-the-Market offering:
Common shares issued for cash		3,710,402	4,784	-	-	-	-	4,784	-	4,784
Agents' fees and issuance costs		-	(120)	-	-	-	-	(120)	-	(120)
Share-based compensation	9	-	-	33	-	24	-	57	8	65
Deferred tax benefits of share issuance costs		-	(7)	-	-	-	-	(7)	-	(7)
Other comprehensive income		-	-	-	-	-	2,472	2,472	62	2,534
Net loss for the period		-	-	-	-	(8,653)	-	(8,653)	(743)	(9,396)
Balance at November 30, 2024		194,740,857	190,785	14,050	91	(4,436)	(86,731)	113,759	1,402	115,161
Restricted share rights vested	9	356,265	427	(700)	273	-	-	-	-	-
US GoldMining
Options exercised		-	-	-	-	(2)	-	(2)	2	-
Restricted share rights vested		-	-	-	-	(2)	-	(2)	2	-
At-the-Market offering:
Common shares issued for cash	10	-	-		-	2,848	-	2,848	809	3,657
Agents' fees and issuance costs	10	-	-		-	(82)	-	(82)	(21)	(103)
At-the-Market offering:
Common shares issued for cash	10	4,755,273	5,086	-	-	-	-	5,086	-	5,086
Agents' fees and issuance costs	10	-	(127)	-	-	-	-	(127)	-	(127)
Common shares issued in flow-through share financing	9	373,135	399	-	-	-	-	399	-	399
Share-based compensation	9,10	-	-	1,521	-	538	-	2,059	130	2,189
Transfer of OCI to accumulated- deficit upon disposal of investment		-	-	-	-	(53)	53	-	-	-
Other comprehensive income (loss)		-	-	-	-	-	59,519	59,519	(22)	59,497
Net loss for the period		-	-	-	-	(6,542)	-	(6,542)	(1,068)	(7,610)
Balance at August 31, 2025		200,225,530	196,570	14,871	364	(7,731)	(27,159)	176,915	1,234	178,149

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

GoldMining Inc.

Condensed Consolidated Interim Statements of Cash Flows

For the nine months ended August 31, 2025 and 2024

(Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

	For the nine months ended
	August 31,
	2025	2024
	($)	($)
Operating activities
Net loss for the period	(7,610)	(17,951)
Adjustments for items not involving cash:
Depreciation	260	246
Accretion	26	29
Financing costs	24	27
Share of loss on investment in joint venture	51	69
Share-based compensation	2,189	2,233
Unrealized loss on short-term investments	-	25
Share of loss in associate	346	498
Gain on share sales of investment in associate	(149)	-
Gain on remeasurement of investment in NevGold	(337)	-
Flow-through recovery	(49)	-
Deferred income tax expense (recovery)	(9,230)	292
Recovery on the receipt of mineral property option payments	-	(3,200)
Net changes in non-cash working capital items:
Other assets	31	147
Prepaid expenses and deposits	(469)	(940)
Accounts payable and accrued liabilities	(140)	(585)
Incomes taxes payable	(929)	1,803
Due to related parties	(253)	(214)
Cash used in operating activities	(16,239)	(17,521)

Investing activities
Investment in exploration and evaluation assets	-	(306)
Net proceeds from share sales of investment in associate	1,180	-
Net proceeds from share sales of long-term investment	858	-
Purchase of securities	-	(190)
Proceeds recceived from earn-in agreement	55	-
Investment in joint venture	(57)	(201)
Purchase of equipment	-	(243)
Royalty buy-down	-	(99)
Cash generated from (used in) investing activities	2,036	(1,039)

Financing activities
Net proceeds from At-the-Market offering, net of issuance costs	4,959	8,122
Net proceeds from US GoldMining At-the-Market offering, net of issuance costs	3,554	-
Proceeds from flow-through share issuance	500	-
Proceeds from common shares issued upon exercise of options	-	29
Payment of lease liabilities	(89)	(81)
Cash generated from financing activities	8,924	8,070

Effect of exchange rate changes on cash	(202)	7

Net decrease in cash and cash equivalents and restricted cash	(5,481)	(10,483)
Cash and cash equivalents and restricted cash
Beginning of period	12,002	21,707
End of period	6,521	11,224

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

1.	Corporate Information

GoldMining Inc. was incorporated under the Business Corporations Act (British Columbia) on September 9, 2009, and continued under the Canada Business Corporations Act (Canada) on December 6, 2016. Together with its subsidiaries (collectively, the "Company" or "GoldMining"), the Company is a public mineral exploration company with a focus on the acquisition, exploration and development of projects in Brazil, Colombia, United States, Canada and Peru.

GoldMining Inc.'s common shares (the "GoldMining Shares") are listed on the Toronto Stock Exchange (the "TSX") under the symbol "GOLD", on the NYSE American (the "NYSE") under the symbol "GLDG" and on the Frankfurt Stock Exchange under the symbol "BSR". The head office and principal address of the Company is located at Suite 1830, 1188 West Georgia Street, Vancouver, British Columbia, V6E 4A2, Canada.

On April 24, 2023, the Company's majority owned, Nevada domiciled subsidiary, U.S. GoldMining Inc. ("U.S. GoldMining"), completed its initial public offering (the "Offering") (Note 10.1). U.S. GoldMining owns the Whistler Project located in Alaska, U.S.A. and its common shares and warrants (the "U.S. GoldMining Shares" and "U.S. GoldMining Warrants") are listed on the Nasdaq Capital Market ("Nasdaq") under the symbols "USGO" and "USGOW", respectively.

2.	Basis of Preparation

2.1	Statement of Compliance

These condensed consolidated interim financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS Accounting Standards"), applicable to the preparation of interim financial statements including International Accounting Standard 34 Interim Financial Reporting.

The Company's significant accounting policies applied in these condensed consolidated interim financial statements are the same as those described in Note 3 of the Company's annual consolidated financial statements as at and for the years ended November 30, 2024 and 2023. These condensed consolidated interim financial statements should be read in conjunction with the Company's most recent annual consolidated financial statements.

The Company's consolidated financial statements have been prepared on a historical cost basis except for financial instruments that have been measured at fair value. The Company's consolidated financial statements and those of its controlled subsidiaries are presented in Canadian dollars ("$" or "dollars"), which is the Company's reporting currency, and all values are rounded to the nearest thousand except where otherwise indicated.

The Company's condensed consolidated interim financial statements for the three and nine month ended August 31, 2025 were authorised for issue by the Company's Board of Directors on October 10, 2025.

2.2	Significant Accounting Judgments and Estimates

The preparation of these condensed consolidated interim financial statements requires management to make judgments and estimates and form assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of income and expenses during the reporting period. On an ongoing basis, management evaluates its judgments and estimates in relation to assets, liabilities, income and expenses. Management uses historical experience and various other factors it believes to be reasonable under the given circumstances as the basis for its judgments and estimates. Actual outcomes may differ from these estimates under different assumptions and conditions.

Information about judgements made in applying accounting policies that have the most significant effects on the amounts recognised in the condensed consolidated interim financial statements are consistent with those described in Note 3 of the Company's annual consolidated financial statements.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

2.3	Changes in, and Initial Adoption of, Accounting Policies

The Company adopted the following amendment to IFRS, which was effective for the accounting period beginning on or after December 1, 2024:

Classification of Liabilities as Current or Non-Current (Amendments to IAS 1) – The amendments to IAS 1, clarifies the presentation of liabilities. The classification of liabilities as current or noncurrent is based on contractual rights that are in existence at the end of the reporting period and is affected by expectations about whether an entity will exercise its right to defer settlement. A liability not due over the next twelve months is classified as non-current even if management intends or expects to settle the liability within twelve months. The amendment also introduces a definition of 'settlement' to make clear that settlement refers to the transfer of cash, equity instruments, other assets, or services to the counterparty. The amendment issued in October 2022 also clarifies how conditions with which an entity must comply within twelve months after the reporting period affect the classification of a liability. Covenants to be complied with after the reporting date do not affect the classification of debt as current or non-current at the reporting date. Liabilities should be classified as non-current if a company has a substantive right to defer settlement for at least 12 months at the end of the reporting period. The amendments are effective for annual reporting periods beginning on or after January 1, 2024. This amendment did not have a material impact on the Company's condensed consolidated interim financial statements.

The following are amendments to the accounting standards that have been issued but are not mandatory for the current period and have not been early adopted by the Company:

Amendments to IFRS 9 and IFRS 7 – Amendments to the Classification and Measurement of Financial Instruments. In May 2024, the International Accounting Standards Board ("IASB") issued Amendments to the Classification and Measurement of Financial Instruments (Amendments to IFRS 9 and IFRS 7). These amendments updated classification and measurement requirements in IFRS 9 Financial Instruments and related disclosure requirements in IFRS 7 Financial Instruments: Disclosures. The IASB clarified the recognition and derecognition date of certain financial assets and liabilities, and amended the requirements related to settling financial liabilities using an electronic payment system. It also clarified how to assess the contractual cash flow characteristics of financial assets in determining whether they meet the solely payments of principal and interest criterion, including financial assets that have environmental, social and corporate governance linked features and other similar contingent features. The IASB added disclosure requirements for financial instruments with contingent features that do not relate directly to basic lending risks and costs and amended disclosures relating to equity instruments designated at fair value through other comprehensive income. The amendments are effective for annual periods beginning on or after January 1, 2026, with early application permitted. Management is currently assessing the effect of these amendments on our financial statements.

IFRS 18 – Presentation and Disclosure in Financial Statements - In April 2024, the IASB issued IFRS 18 Presentation and Disclosure of Financial Statements (IFRS 18), which replaces IAS 1, Presentation of Financial Statements. IFRS 18 introduces a specified structure for the income statement by requiring income and expenses to be presented into the three defined categories of operating, investing and financing, and by specifying certain defined totals and subtotals. Where company specific measures related to the income statement are provided, IFRS 18 requires companies to disclose explanations around these measures, which are referred to as management defined performance measures. IFRS 18 also provides additional guidance on principles of aggregation and disaggregation which apply to the primary financial statements and the notes. IFRS 18 will not affect the recognition and measurement of items in the financial statements, nor will it affect which items are classified in other comprehensive income and how these items are classified. The standard is effective for reporting periods beginning on or after January 1, 2027, including for interim financial statements. Retrospective application is required, and early application is permitted. Management is currently assessing the effect of this new standard on our financial statements.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

3.	Cash and Cash Equivalents and Restricted Cash

	August 31,	November 30,
	2025	2024
	($)	($)
Cash and cash equivalents consist of:
Cash at bank and on hand	4,127	2,999
Term deposits	2,335	8,881
Total	6,462	11,880

Restricted cash in the amount of $59 (November 30, 2024: $122) relates to term deposits held by the bank as security for corporate financial purposes.

4.	Short-term investments

As of August 31, 2025, the Company's short-term investments consist of equity securities in Galleon Gold Corp. ("Galleon") and Australian Mines Limited (ASX:AUZ) ("AUZ") measured at fair value through other comprehensive income ("FVTOCI"). Short-term investments in equity securities are recorded at fair value based on quoted market prices, with unrealized gains or losses excluded from earnings and reported as other comprehensive income or loss. Refer to tables below for movement in short-term investments measured at FVTOCI.

During the nine months ended August 31, 2025, the Company received 84,429,563 in ordinary shares of AUZ ("AUZ Shares") with a fair value of $607 (Note 14).

The following tables outline the movement of the Company's short-term investments during the nine months ended August 31, 2025, and the year ended November 30, 2024:

	As at November 30,				As at August 31,
		2024			2025
	Number of shares(1)	Fair value ($)	Additions ($)	Unrealized Gains (FVTOCI) ($)	Fair Value ($)
Investment in AUZ	84,429,563	-	607	-	607
Investment in Galleon	100,000	18	-	36	54
		18	607	36	661

		As at November 30,			As at November 30,
		2023			2024
	Number of shares(2)	Fair value ($)	Additions ($)	Unrealized Gains (FVTOCI) ($)	Fair Value ($)
Investment in Galleon	100,000	10	-	8	18

(1) As of August 31, 2025

(2) As of November 30, 2024

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

5.	Exploration and Evaluation Assets

	For the nine months ended
	August 31,
	2025	2024
	($)	($)

Balance at the beginning of period	56,547	56,815
Mineral rights and property acquired	-	99
Mineral property option payment	-	306
	56,547	57,220
Change in reclamation estimate	40	7
Foreign currency translation adjustments	126	(1,809)
Balance at the end of period	56,713	55,418

Exploration and evaluation assets on a project basis are as follows:

	August 31,	November 30,
	2025	2024
	($)	($)
La Mina	15,429	15,731
Titiribi	12,319	12,560
Crucero	7,327	7,470
Yellowknife	7,192	7,143
Cachoeira	5,963	5,521
São Jorge	5,024	4,652
Yarumalito	1,706	1,736
Whistler	1,081	1,110
Surubim	246	227
Batistão	226	210
Montes Áureos and Trinta	172	159
Rea	28	28
Total	56,713	56,547

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

Almaden

On June 13, 2022, the Company and its subsidiary entered into an option agreement (the "Option Agreement") with NevGold Corp. ("NevGold") and a subsidiary of NevGold, pursuant to which, among other things, it agreed to grant an option to acquire 100% of the Company's Almaden Project (now named Nutmeg Mountain) to a subsidiary of NevGold. Pursuant to the terms thereof, on July 4, 2022 (the "Option Agreement Closing Date"), the Company closed the grant of the option to NevGold's subsidiary for 4,444,444 common shares of NevGold ("NevGold Shares") with a fair value of $2,489.

To exercise the option, NevGold was required to make additional payments totaling $6,000 to GoldMining's subsidiary between January 1, 2023 and January 1, 2024, which payments were satisfied by NevGold issuing NevGold Shares.

On January 18, 2024, pursuant to the Option Agreement, the Company received 10,000,000 common shares of NevGold with a fair value of $3,200. As a result, the Company completed the sale of the Almaden Project to a subsidiary of NevGold. The fair value of shares received pursuant to the Option Agreement were taxable in fiscal 2024.

In addition to the option payments made, NevGold is required to make success-based contingent payments totaling up to $7,500 to GoldMining, payable in cash or shares at the election of NevGold based on the following:

○	$500 on completion of a positive Preliminary Economic Assessment
○	$2,500 on completion of a positive Preliminary Feasibility Study
○	$4,500 on completion of a positive Feasibility Study

Exploration Expenses

Exploration expenditures on a project basis for the periods indicated are as follows:

	For the three months ended		For the nine months ended
	August 31,		August 31,
	2025	2024	2025	2024
	($)	($)	($)	($)
Whistler	1,626	4,273	2,130	5,271
São Jorge	1,309	364	1,857	832
Titiribi	104	107	380	272
Crucero	342	278	343	298
Yellowknife	288	19	317	21
La Mina	49	50	146	123
Yarumalito	39	25	102	180
Rea	4	27	34	68
Cachoeira	3	3	25	13
Total	3,764	5,146	5,334	7,078

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

6.	Land, Property and Equipment

	Land	Buildings and Camp Structures	Office Equipment	Right-of- Use Assets (Office and) warehouse space)	Exploration Equipment	Vehicles	Total
	($)	($)	($)	($)	($)	($)	($)
Cost
Balance at November 30, 2023	1,072	2,356	212	548	316	452	4,956
Additions	-	-	12	63	75	156	306
Disposition	-	-	-	(162)	-	-	(162)
Impact of foreign currency translation	35	77	(7)	2	7	15	129
Balance at November 30, 2024	1,107	2,433	217	451	398	623	5,229
Disposition	-	-	(1)	-	-	-	(1)
Impact of foreign currency translation	(21)	(47)	3	1	(5)	(11)	(80)
Balance at August 31, 2025	1,086	2,386	219	452	393	612	5,148

Accumulated Depreciation
Balance at November 30, 2023	-	760	199	145	246	373	1,723
Depreciation	-	157	14	99	22	39	331
Disposition	-	-	-	(162)	-	-	(162)
Impact of foreign currency translation	-	30	(7)	1	3	10	37
Balance at November 30, 2024	-	947	206	83	271	422	1,929
Depreciation	-	121	4	67	23	45	260
Disposition	-	-	(1)	-	-	-	(1)
Impact of foreign currency translation	-	(23)	3	-	(3)	(8)	(31)
Balance at August 31, 2025	-	1,045	212	150	291	459	2,157

Net Book Value
At November 30, 2024	1,107	1,486	11	368	127	201	3,300
At August 31, 2025	1,086	1,341	7	302	102	153	2,991

7.	Investment in Associate

Effective July 13, 2023, the Company concluded that it exercised significant influence over NevGold and accounted for its investment using the equity method from that date onward.

Equity Method Accounting (Up to August 25, 2025)

The following outlines the movement in investment in associate during the year ended November 30, 2024, through to the date of derecognition on August 25, 2025:

Balance at November 30, 2023	$6,297
Addition pursuant to Option Agreement - January 18, 2024	2,260
Share of loss in NevGold	(1,767)
Share of OCI in NevGold	131
Gain on dilution of ownership interest in NevGold	309
Balance at November 30, 2024	$7,230
Share of loss in NevGold	(1,090)
Share of OCI in NevGold	(52)
Disposition of NevGold shares	(1,053)
Gain on dilution of ownership interest in NevGold	744
Derecognition of investment in associate - August 25, 2025	(5,779)
Balance at August 31, 2025	$-

The equity accounting for NevGold through to the date of derecognition was based on its published results to June 30, 2025, and an estimate of results for the period of July 1, 2025 to August 25, 2025.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The following is a summary of the Condensed Consolidated Interim Statement of loss and comprehensive loss of NevGold for the six months ended June 30, 2025 on a 100% basis, adjusted for differences in the accounting policy between the Company and the former associate was: operating loss of $3,016, accretion of $278, business development of $1,027, consulting fees and salaries of $276, depreciation of $35, occupancy, administrative, and general expenses of $40, transfer agent and listing fees of $74, professional fees of $128, flow through share expenses of $30, net loss attributable to non-controlling interest of $nil, net loss of $3,046, and comprehensive loss of $4,013.

For the three months ended August 31, 2025, the Company recorded a net loss of $641 for its equity share in NevGold, (three months ended August 31, 2024: net loss of $95, comprising a share of loss of $83 and a $12 loss on dilution of ownership interest).

For the nine months ended August 31, 2025, the Company recorded a net loss of $346 for its equity share in NevGold, comprising a share of loss of $1,090, partially offset by a $744 gain on dilution of ownership interest (nine months ended August 31, 2024: net loss of $498, comprising a share of loss of $807, partially offset by a $309 gain on dilution of ownership interest).

Derecognition of Investment in Associate and Transition to FVTOCI

As at November 30, 2024, the Company owned 26,670,250 common shares of NevGold.

During the nine months ended August 31, 2025, the Company sold a total of 6,982,800 shares of NevGold for $2,038, net of transaction costs.

This total includes:

●	The sale of 4,096,900 shares through to August 25, 2025, resulting in a gain of $149 while the investment was still accounted for under the equity method, and
●

The sale of an additional 3,500,000 shares between August 26 and August 31, 2025, after the investment had been remeasured at fair value and reclassified as a financial asset measured at FVTOCI. This resulted in the Company recognizing a loss in other comprehensive income ("OCI") of $53 as it transferred this amount from OCI to accumulated deficit.

On August 25, 2025, after reducing its ownership interest in NevGold to 19.8%, the Company ceased to exercise significant influence over NevGold and the $5,779 investment in associate was derecognized. As a result of the discontinuation of equity accounting, the Company remeasured the value of its retained investment at a fair value of $5,982 and recognized a gain of $337 as a result of the remeasurement of the NevGold shares of $5,982 and the reclassification of $134 from other comprehensive income to profit and loss. After the August 25, 2025 remeasurement of the investment in NevGold at fair value, it is subsequently being measured at FVTOCI. See note 8.

The gains on remeasurement of investment in NevGold for the nine months ended August 31, 2025 consisted of the following:

Amount
($)
Gain on loss of significant influence over NevGold	203
Foreign currency adjustment reclassified to net income	134
Gain on remeasurement of investment in NevGold	337

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

8.	Long-term Investments

As of August 31, 2025, the Company's long-term investments consist of equity securities in Gold Royalty Corp. ("GRC") and NevGold measured at FVTOCI. Long-term investments in equity securities are recorded at fair value based on quoted market prices, with unrealized gains or losses excluded from earnings and reported as other comprehensive income or loss. Refer to tables below for movement in long-term investments measured at FVTOCI.

During the year ended November 30, 2024, the Company acquired 100,000 GRC common shares for $190 including transaction costs, through open market purchases over the facilities of the NYSE.

During the nine months ended August 31, 2025, the Company's investment in NevGold was reclassified from investment in associate to investment measured through FVTOCI (Note 7)

The following tables outline the movement of the Company's long-term investments during the nine months ended August 31, 2025, and the year ended November 30, 2024:

		As at November 30,				As at August 31,
		2024				2025
	Number of shares(1)	Fair value ($)	Additions ($)	Disposals ($)	Unrealized Gains (FVTOCI) ($)	Fair Value ($)
Investment in GRC	21,533,125	38,906	-	-	68,178	107,084
Investment in NevGold	19,073,350	-	5,982	(875)	710	5,817
		38,906	5,982	(875)	68,888	112,901

		As at November 30,			As at November 30,
		2023			2024
	Number of shares(2)	Fair value ($)	Additions ($)	Unrealized Losses (FVTOCI) ($)	Fair Value ($)
Investment in GRC	21,533,125	45,052	190	(6,336)	38,906

(1) As of August 31, 2025

(2) As of November 30, 2024

During the three and nine months ended August 31, 2025, the Company recognized a deferred tax expense on long-term investments of $7,068 and $9,204 (three and nine months ended August 31, 2024: deferred tax recovery of $1,324 and $971).

9.	Share Capital

9.1	Authorized

The authorized share capital of the Company is comprised of an unlimited number of common shares without par value.

At-the-Market Equity Programs

On November 24, 2023, the Company entered into an equity distribution agreement with a syndicate of agents for an at-the-market equity distribution program (the "2023 ATM Program") which replaced the previous ATM program which expired on November 27, 2023, in accordance with its terms. Pursuant to the 2023 ATM Program, the Company could distribute up to US$50 million (or the equivalent in Canadian dollars) of its common shares (the "ATM Shares") under the 2023 ATM Program. The ATM Shares sold under the 2023 ATM Program were sold at the prevailing market price on the TSX or the NYSE, as applicable, at the time of sale. Sales of ATM Shares were made pursuant to the terms of an equity distribution agreement dated November 24, 2023. Unless earlier terminated by the Company or the agents as permitted therein, the 2023 ATM Program was to terminate upon the earlier of: (a) the date that the aggregate gross sales proceeds of the ATM Shares sold under the 2023 ATM Program reached the aggregate amount of US$50 million (or the equivalent in Canadian dollars); or (b) December 31, 2024.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

On December 20, 2024, the Company entered into a new ATM Program (the "2024 ATM Program") which replaced the 2023 ATM program which expired on December 31, 2024 in accordance with its terms. Pursuant to the 2024 ATM Program, the Company may distribute up to US$50 million (or the equivalent in Canadian dollars) of ATM Shares. The ATM Shares sold under the 2024 ATM Program, if any, will be sold at the prevailing market price on the TSX or the NYSE, as applicable, at the time of sale. Sales of ATM Shares will be made pursuant to the terms of an equity distribution agreement dated December 20, 2024. Unless earlier terminated by the Company or the agents as permitted therein, the 2024 ATM Program will terminate upon the earlier of: (a) the date that the aggregate gross sales proceeds of the ATM Shares sold under the 2024 ATM Program reaches the aggregate amount of US$50 million (or the equivalent in Canadian dollars); or (b) December 24, 2025.

During the nine months ended August 31, 2024, the Company issued 7,162,918 common shares under the 2023 ATM Program for gross proceeds of $8,330, with aggregate commissions paid to agents of $208.

During the nine months ended August 31, 2025, the Company issued 4,755,273 common shares under the 2024 ATM Program for gross proceeds of $5,086, with aggregate commissions paid to agents of $127.

Flow-Through Share Financing

On June 6, 2025, the Company closed a non-brokered private placement of 373,135 common shares, which qualify as flow-through shares within the meaning of the Income Tax Act (Canada) (each a "FT Share") at a price of $1.34 per FT Share for gross proceeds of $500.  The Company will use an amount equal to the gross proceeds from the sale of the FT Shares to incur eligible Canadian exploration expenses that will qualify as flow-through mining expenditures, as such terms are defined in the Income Tax Act (Canada) ("Qualifying Expenditures") in relation to the Company's Yellowknife Gold Project, on or before December 31, 2025.

A fair value of $101 was assigned to the flow-through premium liability based on the residual value method. As of August 31, 2025, the Company has recognized a flow-through recovery of $49 associated with eligible exploration expenditures during the nine months ended August 31, 2025. As at August 31, 2025, the remaining flow-through premium liability is $52.

9.2	Reserves

	Restricted Share Rights ($)	Share Options ($)	Warrants ($)	Total ($)
Balance at November 30, 2023	-	9,952	3,541	13,493
Options exercised	-	(806)	-	(806)
Restricted share rights vested	(361)	-	-	(361)
Share-based compensation	434	1,562	-	1,996
Balance at August 31, 2024	73	10,708	3,541	14,322
Options exercised	-	(161)	-	(161)
Restricted share rights vested	(144)	-	-	(144)
Share-based compensation	89	(56)	-	33
Balance at November 30, 2024	18	10,491	3,541	14,050
Restricted share rights vested	(700)	-	-	(700)
Share-based compensation	835	686	-	1,521
Balance at August 31, 2025	153	11,177	3,541	14,871

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

9.3	Share Options

The Company's share option plan (the "Option Plan") was approved by the Board of Directors of the Company (the "Board") on January 28, 2011, and amended and restated on October 30, 2012, October 11, 2013, October 18, 2016, April 5, 2019 and March 14, 2022.  The Option Plan was approved by the Company's shareholders in accordance with its terms at the Annual General and Special Meeting held on May 15, 2025.

The following outlines movements of the Company's Options:

	Number of Options	Weighted Average Exercise Price ($)
Balance at November 30, 2023	14,945,195	1.60
Granted	323,234	1.21
Exercised(1)	(1,811,750)	1.05
Expired	(147,500)	1.02
Balance at August 31, 2024	13,309,179	1.67
Granted	2,440,000	1.19
Exercised	(217,750)	1.08
Expired	(50,000)	1.05
Balance at November 30, 2024	15,481,429	1.61
Granted	250,000	1.24
Expired	(250,000)	2.46
Forfeited	(245,000)	1.71
Balance at August 31, 2025	15,236,429	1.58

(1)

During the three and nine months ended August 31, 2024, the Company issued 222,088 and 229,588 common shares, respectively, at weighted average trading prices of $1.19 and $1.19 respectively. The Common shares were issued pursuant to the exercise of 1,811,750 share options, of which 200,588 common shares were issued pursuant to the exercise of 1,782,750 share options on a net exercise basis.

The fair value of Options granted was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Nine months ended August 31, 2025	Nine months ended August 31, 2024
Risk-free interest rate	2.68%	3.61%
Expected life (years)	2.81	2.88
Expected volatility	40.27%	49.80%
Expected dividend yield	0.00%	0.00%
Estimated forfeiture rate	0.27%	1.34%

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

A summary of Options outstanding and exercisable as of August 31, 2025, are as follows:

			Options Outstanding			Options Exercisable
Exercise Prices			Number of Options Outstanding	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (years)	Number of Options Exercisable	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (years)
$1.09	-	$1.18	3,612,500	1.09	3.15	3,612,500	1.09	3.15
$1.19	-	$1.57	3,178,234	1.22	3.98	1,792,426	1.24	3.75
$1.58	-	$1.60	4,018,000	1.60	2.23	4,018,000	1.60	2.23
$1.61	-	$1.83	2,443,750	1.83	1.20	2,443,750	1.83	1.20
$1.84	-	$2.88	1,983,945	2.73	0.39	1,983,945	2.73	0.39
			15,236,429	1.58	2.41	13,850,621	1.62	2.22

The amount of share-based compensation expense recognized for Options during the three and nine months ended August 31, 2025 was $143 and $686 (three and nine months ended August 31, 2024: $170 and $1,562), using the Black-Scholes option pricing model.

9.4	Restricted Share Rights

The Company's restricted share rights plan (the "RSRP") was approved by the Board on November 27, 2018, and amended and restated on March 28, 2025. Pursuant to the terms of the RSRP, the Board may designate directors, senior officers, employees and consultants of the Company, eligible to receive restricted share rights ("RSR(s)") to acquire such number of GoldMining Shares as the Board may determine, in accordance with the restricted periods schedule during the recipient's continual service with the Company. There are no cash settlement alternatives. The RSRP was approved by the Company's shareholders in accordance with its terms at the Company's Annual General and Special Meeting held on May 15, 2025.

The RSRs vest in accordance with the vesting schedule during the recipient's continual service with the Company. The Company classifies RSRs as equity instruments since the Company settles the awards in common shares. The compensation expense for standard RSRs is calculated based on the fair value of each RSR as determined by the closing value of the Company's common shares at the date of the grant. The Company recognizes compensation expense over the vesting period of the RSR.  The Company expects to settle RSRs, upon vesting, through the issuance of common shares from treasury.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The following outlines movements of the Company's RSRs:

	Number of RSRs	Weighted Average Value ($)
Balance at November 30, 2023	366,530	1.23
Granted	6,098	1.23
Vested	(293,679)	1.23
Balance as at August 31, 2024	78,949	1.23
Granted	805,200	1.19
Vested	(118,984)	1.22
Balance as at November 30, 2024	765,165	1.19
Vested(1)	(588,140)	1.19
Forfeited	(6,500)	1.19
Balance at August 31, 2025	170,525	1.19

(1)	GoldMining Shares pertaining to 306,250 RSRs which vested during the nine months ended August 31, 2025 have yet to be issued as at October 10, 2025.

The amount of share-based compensation expense recognized for RSRs during the three and nine months ended August 31, 2025 was $116 and $835 (three and nine months ended August 31, 2024: $57 and $434).

10.	Non-Controlling Interests

10.1	U.S. GoldMining equity transactions

As at August 31, 2025 GoldMining held 9,878,261 U.S. GoldMining Shares, or approximately 77.5% of U.S. GoldMining's outstanding common shares, and 122,490 U.S. GoldMining Warrants and has common management of GoldMining. The Company concluded that subsequent to U.S. GoldMining's Offering, it has control over U.S. GoldMining and as a result, continues to consolidate the entity. U.S. GoldMining's earnings and losses are included in GoldMining's consolidated statements of comprehensive income (loss), with net loss and comprehensive loss attributable to U.S. GoldMining separately disclosed as being attributable to Non-Controlling Interests ("NCI"). The NCI in U.S. GoldMining's net assets is reflected in the consolidated statements of financial position and the consolidated statements of changes in equity. The NCI in these consolidated financial statements of $1,234 as at August 31, 2025 solely relates to U.S. GoldMining.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The following table shows the assets and liabilities of U.S. GoldMining:

August 31,
2025
($)
Assets
Cash and cash equivalents	3,575
Restricted cash	59
Prepaid expenses and deposits	832
Other receivables	17
Other assets	48
Land, property and equipment	1,352
Exploration and evaluation assets	73
5,956

Liabilities
Accounts payable and accrued liabilities	264
Withholding taxes payable	248
Rehabilitation provisions	443
Lease liability	134
1,089

Refer to segmented information Note 13 for a breakdown of U.S. GoldMining's net loss.

The following table summarizes U.S. GoldMining's cash flow activities during the nine months ended August 31, 2025 and 2024:

	For the Nine months ended	For the Nine months ended
	August 31, 2025	August 31, 2024
	($)	($)
Cash used in operating activities	(5,470)	(7,795)
Cash used in investing activities	-	(235)
Cash generated from financing activities	3,554	(30)

Effect of exchange rate changes on cash	(116)	(28)

Net decrease in cash and cash equivalents and restricted cash	(2,032)	(8,088)
Cash and cash equivalents and restricted cash
Beginning of period	5,666	15,579
End of period	3,634	7,491

U.S. GoldMining At-the-Market Equity Program

On May 15, 2024, U.S. GoldMining entered into an At-the-Market Offering Agreement with a syndicate of agents for an ATM facility (the " 2024 U.S. GoldMining ATM Program"). Pursuant to the 2024 U.S. GoldMining ATM Program, U.S. GoldMining may sell up to US$5.5 million of U.S. GoldMining Shares from time to time through the sales agents. A fixed cash commission rate of 2.5% of the gross sales price per share sold under the 2024 U.S. GoldMining ATM Program will be payable to the agents in connection with any such sales.

The securities that may be offered under the 2024 U.S. GoldMining ATM Program have not been and will not be qualified by a prospectus for the offer or sale to the public in Canada under applicable Canadian securities laws.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

During the nine months ended August 31, 2025, U.S. GoldMining sold 286,339 common shares under the 2024 U.S. GoldMining ATM Program, for gross proceeds of $3,657 (US$2.6 million). As a result, the Company recorded a dilution gain in equity of $2,848, or $2,766 net of agents' fees and issuance costs.

10.2	U.S. GoldMining Stock Options

On February 6, 2023, U.S. GoldMining adopted a long-term incentive plan ("2023 Incentive Plan"). The 2023 Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock units, performance awards, restricted stock awards and other cash and equity-based awards.

The following outlines the movements in U.S. GoldMining's stock options:

	Number of Options	Weighted Average Exercise Price (US$)
Balance at November 30, 2023	82,500	10.00
Granted	106,050	10.00
Balance at August 31, 2024	188,550	10.00
Forfeited	(3,000)	10.00
Balance at November 30, 2024	185,550	10.00
Granted	140,500	10.00
Exercised(1)	(20,000)	10.00
Forfeited	(12,500)	10.00
Balance at August 31, 2025	293,550 (2)	10.00

(1) 3,826 U.S. GoldMining Shares were issued pursuant to the exercise of 20,000 U.S. GoldMining stock options on a net exercise basis.

(2) As at August 31, 2025, outstanding U.S. GoldMining stock options have a weighted average remaining contractual life of 3.67 years.

The fair value of U.S. GoldMining stock options granted were estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Nine months ended August 31, 2025	Nine months ended August 31, 2024
Risk-free interest rate	4.32%	4.45%
Expected life (years)	3.00	3.00
Expected volatility(1)	55.45%	54.94%
Expected dividend yield	0.00%	0.00%
Estimated forfeiture rate	0.00%	0.00%

(1) As there was limited trading history of U.S. GoldMining's common shares prior to the date of grant, the expected volatility is based on the historical share price volatility of a group of comparable companies in the sector U.S. GoldMining operates over a period similar to the expected life of the stock options.

During the three and nine months ended August 31, 2025, U.S. GoldMining recognized share-based compensation expense of $82 and $514 (three and nine months ended August 31, 2024: $57 and $220) for stock options granted.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

10.3	U.S. GoldMining Restricted Shares

On September 23, 2022, U.S. GoldMining granted awards of an aggregate of 635,000 shares of performance based restricted shares (the "Restricted Shares") of common stock to certain of U.S. GoldMining's and GoldMining's executive officers, directors and consultants, the terms of which were amended on May 4, 2023.

The Restricted Shares are subject to restrictions that, among other things, prohibit the transfer thereof until certain performance conditions are met. In addition, if such conditions are not met within applicable periods, the restricted shares will be deemed forfeited and surrendered by the holder thereof to U.S. GoldMining without the requirement of any further consideration. During the year ended November 30, 2024, performance conditions were met for 95,250 Restricted Shares which were released. As at August 31, 2025, 254,000 Restricted Shares remain outstanding, subject to certain performance conditions.

During the three and nine months ended August 31, 2025, U.S. GoldMining recognized share-based compensation expense of $2 and $1 (three and nine months ended August 31, 2024: share-based compensation expense of $5 and $17), related to U.S. GoldMining's Restricted Shares.

10.4	U.S. GoldMining Restricted Share Units

In December 2024, U.S. GoldMining granted 15,050 restricted share units ("RSUs") to certain officers, directors, and employees at a weighted average fair value of US$8.32. The RSUs vest in four equal annual instalments during the recipient's continual service with U.S. GoldMining. The compensation expense was calculated based on the fair value of the RSUs as determined by the closing value of U.S. GoldMining's common stock at the date of the grant. The compensation expense is recognized over the vesting period of the RSUs. Share-based compensation of $28 (US$0.02 million) and $153 (US$0.11 million) was recognized for the three and nine months ended August 31, 2025, related to U.S. GoldMining's RSUs.

The following outlines the movements in U.S. GoldMining's RSUs:

	Number of RSUs	Weighted Average Value (US$)
Balance as at November 30, 2024	-	-
Granted	15,050	8.32
Vested	(7,326)	8.32
Forfeited	(600)	8.32
Balance at August 31, 2025	7,124	8.32

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

10.5	U.S. GoldMining Warrants

The following outlines the movements in U.S. GoldMining's common stock purchase warrants:

	Number of Warrants	Weighted Average Exercise Price (US$)
Balance at November 30, 2024	1,740,992	13.00
Exercised	-	13.00
Balance at August 31, 2025	1,740,992	13.00

As at August 31, 2025, outstanding U.S. GoldMining common stock purchase warrants have a weighted average remaining contractual life of 0.65 years.

11.	Financial Instruments

The Company's financial assets include cash and cash equivalents, restricted cash, other receivables, short-term investments, reclamation deposits and long-term investments. The Company's financial liabilities include accounts payable and accrued liabilities, due to joint venture and due to related parties. The Company uses the following hierarchy for determining and disclosing fair value of financial instruments:

●	Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities.
●	Level 2: other techniques for which all inputs have a significant effect on the recorded fair value which are observable, either directly or indirectly.
●	Level 3: techniques which use inputs that have a significant effect on the recorded fair value that are not based on observable market data.

The Company's cash and cash equivalents, restricted cash, other receivables, accounts payable and accrued liabilities, due to joint venture and due to related parties approximate fair value due to their short terms to settlement. The Company's short-term and long-term investments in common shares of equity securities are measured at fair value on a recurring basis and classified as Level 1 within the fair value hierarchy. The fair value of short-term and long-term investments is based on the quoted market price of the short-term and long-term investments.

11.1	Financial Risk Management Objectives and Policies

The financial risk arising from the Company's operations are currency risk, interest rate risk, credit risk, liquidity risk and equity price risk. These risks arise from the normal course of operations and all transactions undertaken are to support the Company's ability to continue as a going concern. The risks associated with the Company's financial instruments and the policies on how the Company mitigates these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

11.2	Currency Risk

The Company's operating expenses and acquisition costs are denominated in United States dollars, the Brazilian Real, the Colombian Peso and Canadian dollars. The exposure to exchange rate fluctuations arises mainly on foreign currencies against the Company and its subsidiaries functional currencies. The Company has not entered into any derivative instruments to manage foreign exchange fluctuations, however, management monitors foreign exchange exposure.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The Canadian dollar equivalents of the Company's foreign currency denominated monetary assets are as follows:

	As at August 31,	As at November 30,
	2025	2024
	($)	($)
Assets
United States Dollar	111,309	46,417
Brazilian Real	-	27
Colombian Peso	185	428
Total	111,494	46,872

The Canadian dollar equivalent of the Company's foreign currency denominated monetary liabilities are solely in United States Dollars and total $132.

The impact of a Canadian dollar change against the United States dollar on the investment in GRC by 10% at August 31, 2025 would have an impact, net of tax, of approximately $9,262 on other comprehensive income for the nine months ended August 31, 2025. The impact of a Canadian dollar change of 10% against the United States dollar on the Company's other financial instruments based on balances at August 31, 2025 would have an impact of $409 on net loss for the nine months ended August 31, 2025.

11.3	Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in interest rates. The Company's exposure to interest rate risk is limited as it has no long-term debt. The Company's exposure to interest rate risk arises from the impact of interest rates on its cash and cash equivalents, restricted cash and term deposits, which bear interest at fixed rates. The interest rate risks on the Company's cash and cash equivalents and restricted cash are minimal. The Company has not entered into any derivative instruments to manage interest rate fluctuations.

11.4	Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Credit risk for the Company is primarily associated with the Company's bank balances.

The Company mitigates credit risk associated with its bank balances by holding cash and cash equivalents and restricted cash in excess of the amount of government deposit insurance with Schedule I chartered banks in Canada and their United States affiliates. Substantially all of our cash and cash equivalents held with financial institutions exceeds government insured limits. The Company's maximum exposure to credit risk is equivalent to the carrying value of its cash and cash equivalents and restricted cash in excess of the amount of government deposit insurance coverage for each financial institution. In order to mitigate its exposure to credit risk, the Company closely monitors the financial institutions where its deposits are held.

11.5	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to settle or manage its obligations associated with financial liabilities.  To manage liquidity risk the Company closely monitors its liquidity position and ensures it has adequate sources of funding to finance its projects and operations.  As at August 31, 2025, the Company has working capital (current assets less current liabilities) of $5,961.  The Company's other receivables, prepaid expenses, deposits, accounts payable and accrued liabilities, due to joint venture, due to related parties, lease liabilities and withholding taxes payable are expected to be realized or settled within a one-year period. U.S. GoldMining's cash and cash equivalents and restricted cash of $3,634 and other assets of $2,322 are not available for use by GoldMining or other subsidiaries of GoldMining (Note 10.1).

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The Company has current cash and cash equivalent balances, access to its 2024 ATM Program, whereby the Company has the ability to issue shares for cash, and ownership of liquid assets at its disposal.

As of August 31, 2025, the Company owns securities in the following publicly listed companies:

Equity Holdings	Exchange	Number of Securities	Fair Value(1)
U.S. GoldMining	NASDAQ	9,878,261 shares 122,490 warrants	$125.7 million (US$91.5 million)(2)
Gold Royalty Corp.	NYSE American	21,533,125 shares	$107.1 million (US$77.9 million)
NevGold	TSX-V	19,073,350 shares	$5.8 million(3)
Australian Mines Limited	ASX	84,429,563 shares	$0.6 million (AUD$0.7 million)(4)
(1)	Fair values based upon the closing price of the applicable securities as of August 31, 2025.
(2)	Includes fair value of warrants held by the Company.
(3)

GoldMining has entered into an agreement with NevGold, pursuant to which it has agreed not to, subject to certain customary exceptions, directly or indirectly, sell NevGold Shares in open market transactions through the facilities of the TSX Venture Exchange or other stock exchange or public trading platform until February 27, 2027.

(4)	Subject to a six month hold period expiring on February 28, 2026.

GoldMining believes that, taking into account its cash on hand, ability to enter into future borrowings collateralized by the U.S. GoldMining, GRC, NevGold and AUZ shares and access to its 2024 ATM Program, it will be able to meet its working capital requirements for the next twelve months commencing from the date that the consolidated financial statements are issued.

11.6	Equity Price Risk

The Company is exposed to equity price risk as a result of holding its short-term and long-term investments (the "Equity investments". The Company does not actively trade its Equity investments. The share prices of Equity investments are impacted by various underlying factors including commodity prices. Based on the Company's Equity investments held as at August 31, 2025, a 10% change in the share prices of its Equity investments would have an impact, net of tax, of approximately $9,823 on other comprehensive income for the nine months ended August 31, 2025.

12.	Related Party Transactions

12.1	Related Party Transactions

Related party transactions not disclosed elsewhere in the consolidated financial statements are as follows:

●

During the three and nine months ended August 31, 2025, the Company incurred $10 and $18 (three and nine months ended August 31, 2024: $89 and $379) in general and administrative expenses related to website design, video production, website hosting services and marketing services paid to Blender Media Inc., a company controlled by a direct family member of one of the Company's Co-Chairmen.

Related party transactions are based on the amounts agreed to by the parties. During the three and nine months ended August 31, 2025, the Company did not enter into any contracts or undertake any commitment or obligation with any related parties other than as disclosed herein.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

12.2	Transactions with Key Management Personnel

Key management personnel are persons responsible for planning, directing and controlling the activities of an entity and include management and directors' fees and share-based compensation, which are described below for the three and nine months ended August 31, 2025:

	For the three months ended		For the Nine months ended
	August 31,	August 31,	August 31,	August 31,
	2025	2024	2025	2024
	($)	($)	($)	($)
Management fees	48	48	143	143
Director and officer fees	111	118	339	357
Share-based compensation	228	144	1,078	1,168
Total	387	310	1,560	1,668

As at August 31, 2025, $21 was payable to key management personnel for services provided to the Company (November 30, 2024: $274). Compensation is comprised entirely of salaries, fees and similar forms of remuneration and directors' fees. Management includes the Chief Executive Officer and the Chief Financial Officer.

13.	Segmented Information

The Company conducts its business in the acquisition, exploration and development of mineral properties as two operating segments, with U.S. GoldMining being one distinct operating segment, and all other subsidiaries, or "Others" being the second operating segment. The Company operates in five principal geographical areas: Canada (country of domicile), Brazil, United States, Colombia and Peru.

The Company's total non-current assets, total liabilities and operating loss by geographical location are detailed below:

	Total non-current assets
	As at August 31,	As at November 30,
	2025	2024
	($)	($)
Canada	121,053	54,308
Colombia	30,789	31,414
Brazil	12,238	11,936
Peru	7,327	7,470
United States	2,300	2,517
Total	173,707	107,645

	Total operating loss		Total operating loss
	For the three months ended		For the nine months ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
	($)	($)	($)	($)
Canada	2,759	2,152	8,226	9,787
United States	2,309	4,815	4,821	3,712
Brazil	1,831	536	2,919	1,456
Colombia	364	341	1,173	1,059
Peru	335	281	361	320
Total	7,598	8,125	17,500	16,334

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The Company's total assets, liabilities, operating loss and net loss for its two operating segments, U.S. GoldMining and others are detailed below:

	Total assets		Total liabilities
	As at August 31,	As at November 30,	As at August 31,	As at November 30,
	2025	2024	2025	2024
	($)	($)	($)	($)
U.S. GoldMining(1)	6,963	8,707	1,090	1,319
Others(2)	175,659	112,254	3,383	4,481
Total	182,622	120,961	4,473	5,800

(1) Consists of U.S. GoldMining Inc. and its wholly owned subsidiary US GoldMining Canada Inc.

(2) Others consists of GoldMining Inc. and all of its subsidiaries, excluding U.S. GoldMining Inc. and US GoldMining Canada.

	For the three months ended August 31, 2025			For the three months ended August 31, 2024
	U.S. GoldMining(1)	Others(2)	Total	U.S. GoldMining(1)	Others(2)	Total
	($)	($)	($)	($)	($)	($)
Operating expenses
Consulting fees	38	149	187	3	46	49
Depreciation	63	22	85	61	23	84
Directors' fees, employee salaries and benefits	136	481	617	116	422	538
Exploration expenses	1,626	2,138	3,764	4,273	873	5,146
General and administrative	461	1,088	1,549	253	1,163	1,416
Professional fees	80	259	339	351	156	507
Share-based compensation	112	259	371	62	227	289
Share of loss on investment in associate	-	641	641	-	95	95
Share of loss on investment in joint venture	-	45	45	-	1	1
	2,516	5,082	7,598	5,119	3,006	8,125
Operating loss	(2,516)	(5,082)	(7,598)	(5,119)	(3,006)	(8,125)

Other items
Interest income (expense)	35	-	35	136	22	158
Flow-through recovery	-	49	49	-	-	-
Other loss	(5)	(4)	(9)	(6)	(55)	(61)
Gain on share sales of investment in associate	-	108	108	-	-	-
Gain on derecognition of investment in associate	-	337	337	-	-	-
Financing costs	(4)	(33)	(37)	(4)	(5)	(9)
Net foreign exchange gain (loss)	(4)	29	25	(1)	(45)	(46)
Net loss for the period before taxes	(2,494)	(4,596)	(7,090)	(4,994)	(3,089)	(8,083)
Current income tax expense	-	(107)	(107)	(2)	(46)	(48)
Deferred income tax recovery (expense)	-	7,094	7,094	-	(1,349)	(1,349)
Net income (loss) for the period	(2,494)	2,391	(103)	(4,996)	(4,484)	(9,480)

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

	For the nine months ended August 31, 2025			For the nine months ended August 31, 2024
	U.S. GoldMining(1)	Others(2)	Total	U.S. GoldMining(1)	Others(2)	Total
	($)	($)	($)	($)	($)	($)
Operating expenses (income)
Consulting fees	55	315	370	9	317	326
Depreciation	191	69	260	157	89	246
Directors' fees, employee salaries and benefits	449	1,345	1,794	344	1,247	1,591
Exploration expenses	2,130	3,204	5,334	5,271	1,807	7,078
General and administrative	1,773	3,550	5,323	1,060	4,960	6,020
Professional fees	456	1,377	1,833	706	767	1,473
Share-based compensation	668	1,521	2,189	237	1,996	2,233
Share of loss on investment in associate	-	346	346	-	498	498
Share of loss on investment in joint venture	-	51	51	-	69	69
Recovery on the receipt of mineral property option payments	-	-	-	-	(3,200)	(3,200)
	5,722	11,778	17,500	7,784	8,550	16,334
Operating loss	(5,722)	(11,778)	(17,500)	(7,784)	(8,550)	(16,334)

Other items
Interest income	128	46	174	519	77	596
Flow-through recovery	-	49	49	-	-	-
Other loss	(14)	(10)	(24)	(14)	(16)	(30)
Gain on share sales of investment in associate	-	149	149	-	-	-
Gain on derecognition of investment in associate	-	337	337	-	-	-
Financing costs	(12)	(67)	(79)	(14)	(13)	(27)
Net foreign exchange gain (loss)	(5)	84	79	(2)	(33)	(35)
Net loss for the period before taxes	(5,625)	(11,190)	(16,815)	(7,295)	(8,535)	(15,830)
Current income tax expense	(5)	(20)	(25)	(5)	(1,824)	(1,829)
Deferred income tax recovery (expense)	-	9,230	9,230	-	(292)	(292)
Net loss for the period	(5,630)	(1,980)	(7,610)	(7,300)	(10,651)	(17,951)

(1) Consists of U.S. GoldMining Inc. and its wholly owned subsidiary US GoldMining Canada Inc.

(2) Others consists of GoldMining Inc. and all of its subsidiaries, excluding U.S. GoldMining Inc. and US GoldMining Canada.

14.	Commitments

Boa Vista Joint Venture Project

On July 1, 2025, Cabral Resources Limited, the Company's wholly-owned subsidiary ("Cabral"), and the Company's joint venture partner, Majestic D&M Holdings LLC ("Majestic"), entered into a binding term sheet for an earn-in agreement (the "Earn-In Agreement") with Australian Mines Limited, pursuant to which, among other things, Cabral and Majestic granted AUZ the right to acquire up to an 80% interest in the Company's Boa Vista Gold Project ("Boa Vista Project"), located in the Tapajós Gold Province, Pará State, Brazil, in consideration for aggregate cash and equity payments of up to $7 million.

The rights to the Boa Vista Project are 100% held by Golden Tapajós Mineração Ltda. ("GT"), a Brazil limited company owned and operated by Boa Vista Gold Inc. ("BVG"), a joint venture company owned 84.05% by Cabral and 15.95% by Majestic. Upon execution of the Earn-In Agreement, AUZ made an initial cash payment of $55 to Cabral for the purpose of satisfying the annual option renewal costs payable by the operator under the terms of a shareholders agreement dated January 21, 2010, as amended (the "BVG Shareholders Agreement").

On August 28, 2025, in consideration for granting the earn-in right, AUZ issued $898 (AUD$1.0 million) in AUZ Shares, calculated based on a deemed issue price per AUZ Share equal to AU$0.01, being the twenty-day volume-weighted average price ("VWAP") for AUZ Shares immediately prior to the date of execution of the Earn-In Agreement, to Cabral and Majestic on a pro rata basis in proportion to their respective shareholding in BVG. The Company received 84,429,563 shares of AUZ, with a fair value of $607 (AU$0.675 million), completing all conditions precedent to the Earn-In Agreement.

If the option is exercised in full, the Company will retain a 20% interest in the Boa Vista Project at such time.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

First Option: AUZ has 3 years from the date all conditions precedent to the Earn-In Agreement are satisfied to earn the right to a 51% interest in the Boa Project by:

●	Incurring minimum exploration expenditures of $4,044 (AU$4.5 million), inclusive of:
○	Completing a minimum 6,000 metres of diamond core drilling; and
○	Making three annual cash payments to the Company, each of $250
●

Announcing a 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves ("JORC") -compliant mineral resource estimate of at least 500,000 gold ounces, including at least 250,000 ounces in the measured and indicated categories; and

●

Issuance of AUZ Shares valued at $899 (AU$1 million), calculated based on a deemed issue price per AUZ Share equal to the twenty-day VWAP of AUZ Shares immediately prior to the date of notice of exercise of the First Option, to be distributed on a pro rata basis to the Company and Majestic in accordance with their interests.

Upon satisfaction of the First Option conditions under the Earn-In Agreement, each of Cabral and Majestic will each transfer 51% of their pro rata shareholdings in BVG to AUZ and, as a result, Majestic's interest in BVG will fall below 10% and be converted to a 1.5% net smelter return royalty pursuant to the terms of the BVG Shareholders Agreement. Pursuant to the terms of the Earn-In Agreement, upon satisfying the First Option conditions, AUZ and Cabral will form a joint venture (51/49 respectively) on industry standard terms with AUZ as the initial operator.

Second Option: AUZ may earn a further 19% interest in the Boa Vista Project up to an aggregate 70% interest in the Boa Vista Project within 3 years from the date of completion of the First Option by:

●

Expending a minimum annual amount of $899 (AU$1 million) on exploration and feasibility study activities on the Project, including a minimum of $899 (AU$1 million) on environmental baseline studies; and

●	Completing a Feasibility Study containing a JORC and NI 43-101 Mineral Reserve of more than 250,000 ounces of gold.

Third Option: AUZ has a further option, exercisable within 90 days from the date of completion of the Second Option, to earn a further 10% interest in the Project (to 80%) by, at the Company's option, either

●	granting the Company a shield to dilution out of the joint venture; or
●	paying the Company the Third Option exercise price (which may be a mix of cash and equity, with a minimum 50% in cash) in an amount equal to the greater of either (i) or (ii):

i) $4,494 (AU$5 million); and

ii) the value of the then Mineral Resource at the Project at the time of exercise, calculated as the sum of gold oz contained within the Mineral Resource by multiplying measured resources by AU$20/oz, indicated resources by AU$10/oz, and inferred resources (less 300,000 oz) by AU$2.50/oz.

Surubim Project

Altoro Agreement– Surubim Property

Pursuant to an option agreement between the Company's subsidiary and Altoro Mineração Ltda. dated November 5, 2010, as amended on December 3, 2010 and December 14, 2012, the Company's subsidiary was granted the option to acquire certain exploration licenses for aggregate consideration of US$850,000. Pursuant to this agreement, a cash payment of US$650,000 is payable upon the National Mining Agency (Agência Nacional de Mineração or ANM) granting a mining concession over certain exploration concessions.

GoldMining Inc. Notes to Condensed Consolidated Interim Financial Statements As at August 31, 2025 and November 30, 2024 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

La Mina Project

The La Mina Gold-Copper Project hosts the La Mina concession contract and the contiguous La Garrucha concession contract. In December 2023, the Company received the fully executed resolution from the mining authority approving the integration of both concession contracts into a single concession. Surface rights over a portion of the La Garrucha concession contract are subject to a surface rights lease agreement and an option agreement. The Company completed the terms of the agreement required to lease the surface rights over a portion of the La Garrucha concession contract in December 2022.

In addition, pursuant to an option agreement entered into by the Company's subsidiary on November 18, 2016, amended April 4, 2017, November 5, 2018, July 10, 2020, September 27, 2022, May 10, 2024 and September 13, 2024, the Company's subsidiary can acquire surface rights over a portion of the La Garrucha concession by making a final payment of US$100,000 on or before October 15, 2025.

The following table summarizes the Company's contractual obligations (excluding commitments for long-term leases disclosed as lease liabilities) as at August 31, 2025, including payments due for each of the next five years and thereafter.

	Amount ($)
Due within 1 year	256
1 – 3 years	178
3 – 5 years	7
More than 5 years	-
Total	441	(1)

(1) Includes $9 related to low value assets, $158 related to short-term leases and $274 related to non-lease components of leases on the date of inception of each lease agreement.

The Company's commitments related to long-term leases at the date of initial application, that do not relate to low value assets or non-lease components of operating leases, are disclosed as lease liabilities.

15.	Subsequent Events

Subsequent to August 31, 2025, the Company had sales of 6,645,220 ATM Shares under the 2024 ATM Program for gross proceeds of approximately $12.68 million, with aggregate commissions paid or payable to the Agents and other share issue costs of approximately $0.32 million.

On September 30, 2025, U.S. GoldMining Inc. filed a prospectus supplement to increase the maximum number of U.S. GoldMining Shares, issuable pursuant to the U.S. GoldMining Offering Agreement. Pursuant to the increased offering, U.S. GoldMining may sell up to US$7.6 million of U.S. GoldMining Shares from time to time through the sales agents, which does not include the U.S. GoldMining Shares having an aggregate gross sales price of approximately US$4.8 million that were sold pursuant to the U.S. GoldMining ATM Program prior to September 30, 2025.

Subsequent to August 31, 2025, U.S GoldMining issued 252,243 common shares under the U.S. GoldMining ATM Program for gross proceeds of approximately $4.4 million (US$3.16 million).